Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 7 to Form S-4 of our report dated April 22, 2024 with respect to the audited consolidated financial statements of iDoc Virtual Telehealth Solutions, Inc. as of December 31, 2023 and 2022. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Accell Audit & Compliance, P.A.
Tampa, Florida
April 24, 2024